Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made by and between Neutral Tandem, Inc. (the “Company”) and Rian J. Wren (the “Executive”). This Amendment is made as of January 21, 2008.

BACKGROUND

1. The Company and Executive entered into an Employment Agreement dated February 6, 2006 (the “Agreement”).

2. The parties wish to amend the Agreement to reflect the following change.

THE AGREEMENT

The parties agree as follows:

1. Definitions. All capitalized terms not defined in this Amendment have the same meanings given to those terms in the Agreement.

2. Amendment and Restatement of Section 2.1. Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

Effective as of January 1, 2008, the Executive shall receive for all services rendered under this Agreement an annualized base salary of $350,000, subject to federal and state withholding requirements, payable in accordance with the Company’s usual payroll practices. Such salary shall be adjusted no less than annually at the discretion of the Compensation Committee of the Board, but in no event will the base salary be reduced.

3. Section References. Section titles used in this Amendment have no substantive meaning and are not a part of the parties’ agreement.

4. Successors and Assigns. This Amendment is binding upon and inures to the benefit of the successors and permitted assigns of the parties.

5. Entire Agreement. Except as expressly modified by this Amendment, the Agreement is and will remain in full force and effect in accordance with its terms and constitutes the legal and binding obligations of the Company and Executive. This Amendment, including the Agreement, is the complete agreement of the parties and supersedes any prior agreements or representations, whether oral or written, with respect to the subject matter of this Amendment.

The Company and Executive have executed this Amendment as of the date first set forth above.

Neutral Tandem, Inc.	Rian J. Wren

By:	By:
Name:
Title: